UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

A copy of a presentation that is intended to be used by representatives of FS Investment Corporation (the “Company”) in meetings with research analysts and other parties is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of a presentation that is intended to be used by representatives of the Company with current investors is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On February 19, 2014 the Company issued a press release, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 (other than slide 4 thereto, which is hereby “filed”), Exhibit 99.2 (other than slide 13 thereto, which is hereby “filed”) and Exhibit 99.3 and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission (the “SEC”).

Item 8.01.	Other Events.

Listing on NYSE

The board of directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its stockholders to pursue a listing of its shares of common stock on a national securities exchange. The Company has been cleared to file an application, and has applied, to list its shares of common stock on the New York Stock Exchange LLC (“NYSE”) under the symbol “FSIC”. Subject to NYSE approval, the Company currently anticipates that its shares of common stock will commence trading on the NYSE (the “Listing”) in April 2014, subject to market conditions and other factors. However, there can be no assurance that the Company will be able to complete the Listing within this time frame or at all.

Distribution Reinvestment Plan

Pursuant to the Company’s current distribution reinvestment plan (the “Current DRP”), stockholders may elect to have the full amount of ordinary cash distributions reinvested in additional shares of the Company’s common stock. In contemplation of the Listing, the Board has approved the termination of the Current DRP, subject to the Listing. Pursuant to the Current DRP, the Company will provide written notice to participants in the plan in advance of the effective termination of the plan. Subject to applicable legal restrictions and the discretion of the Board, the Company expects to adopt a new distribution reinvestment plan following and in connection with the Listing. If and when the Current DRP is terminated and pending the adoption by the Company of any new distribution reinvestment plan, stockholders who had elected to participate in the Current DRP will receive cash rather than shares of the Company’s common stock in respect of any cash distribution declared by the Company.

Termination of Share Repurchase Program

The purpose of the Company’s share repurchase program is to provide limited liquidity to the Company’s stockholders until the listing of the Company’s shares on a national securities exchange or other liquidity event. In anticipation of the Listing, the Board has determined to terminate the share repurchase program effective as of March 21, 2014 and not to conduct a quarterly tender offer pursuant to the share repurchase program during the first quarter of 2014.

Tender Offer

The Company anticipates that it will conduct a tender offer (the “Tender Offer”) to purchase up to $250 million in shares of its common stock in connection with the Listing, pursuant to which the Company’s stockholders will be permitted to tender their shares of common stock to the Company for cash, subject to the terms and conditions of the Tender Offer. The Company expects that the Tender Offer will commence at the time of the Listing and will remain open for a period of at least 20 business days following the date of the Listing. The terms of the Tender Offer, including the size thereof, will be determined by the Board prior to commencement of the Tender Offer.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Tender Offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) that the Company intends to distribute to its stockholders and file with the SEC. The full details of the Tender Offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Materials, which the Company will distribute to stockholders and file with the SEC upon the commencement of the Tender Offer. Stockholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the Tender Offer. Stockholders may obtain free copies of the Tender Materials that the Company files with the SEC at the SEC’s website at: www.sec.gov or by calling the information agent who will be identified in the Tender Materials. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at: www.fsinvestmentcorp.com or by contacting the Company at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104 or by phone (877) 628-8575.

Special Distributions

As of September 30, 2013, the Company had approximately $124.2 million of undistributed net investment income and realized capital gains on a tax basis. As previously disclosed, the Company currently expects to distribute a portion of its excess income to stockholders in the form of special cash distributions, either in a lump sum or in a series of distributions following the Listing and the completion of the Tender Offer. The payment of any special cash distribution is subject to applicable legal restrictions and the sole discretion of the Board, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

Appointment of Managing Director

On February 17, 2014, the Board appointed Sean Coleman as a managing director of the Company. Mr. Coleman was also appointed to the investment committee of FB Income Advisor, LLC, the Company’s investment adviser (“FB Advisor”). Set forth below is biographical information pertaining to Mr. Coleman.

Sean Coleman serves as a managing director of investment management of Franklin Square Holdings and its affiliated investment advisers, FB Advisor, FS Investment Advisor, LLC, FSIC II Advisor, LLC, FS Global Advisor, LLC and FSIC III Advisor, LLC. Mr. Coleman also serves on the investment committee of FB Advisor. Before joining Franklin Square Holdings and its affiliated investment advisers in October 2013, Mr. Coleman worked at Golub Capital, where he served in various capacities, including as Managing Director in the direct lending group and as Chief Financial Officer and Treasurer of its BDC. Before he joined Golub Capital in September 2005, Mr. Coleman worked in merchant and investment banking, including at Goldman, Sachs & Co. and Wasserstein Perella & Co. Mr. Coleman earned a B.A. in History from Princeton University and an M.B.A. with Distinction from Harvard Business School, where he received the Loeb Award for academic excellence in finance.

Potential Purchase of Shares by Franklin Square Holdings, L.P. and Management

The Company’s sponsor, Franklin Square Holdings, L.P. (“Franklin Square Holdings”) has informed the Company that it is considering purchasing, following the Listing and completion of the Tender Offer, up to $100 million in shares of the Company’s common stock in open-market transactions (which may include 10b5-1 plans), subject to restrictions under applicable law. In addition, the Company has also been informed by certain members of the Company’s management and members of management of Franklin Square Holdings that they are considering purchasing, following the Listing and completion of the Tender Offer, up to $25 million in shares of the Company’s common stock in open-market transactions (which may include 10b5-1 plans), subject to restrictions under applicable law. There can be no assurance that Franklin Square Holdings or any members of the Company’s or Franklin Square Holdings’ management will purchase any shares. Franklin Square Holdings and members of the Company’s and Franklin Square Holdings’ management do not intend to participate in the Tender Offer.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in our operating area, the ability of the Company to complete the listing of its shares of common stock on the NYSE, the ability to complete the Tender Offer, the price at which shares of common stock may trade on the NYSE, which may be higher or lower than the purchase price in the Tender Offer. Some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1*	Presentation dated February 19, 2014.

99.2*	Presentation dated February 19, 2014.

99.3*	Press Release dated February 19, 2014.

*	The exhibits included as Exhibit 99.1 (other than slide 4 thereto, which is hereby “filed”), Exhibit 99.2 (other than slide 13 thereto, which is hereby “filed”) and Exhibit 99.3 and the information set forth therein is deemed to have been furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: February 19, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1*	Presentation dated February 19, 2014.

99.2*	Presentation dated February 19, 2014.

99.3*	Press Release dated February 19, 2014.

*	The exhibits included as Exhibit 99.1 (other than slide 4 thereto, which is hereby “filed”), Exhibit 99.2 (other than slide 13 thereto, which is hereby “filed”) and Exhibit 99.3 and the information set forth therein is deemed to have been furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.